Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND FISCAL YEAR ENDED APRIL 30, 2015

Minot, ND – June 29, 2015 – Investors Real Estate Trust (NYSE: IRET) reported financial and operating results today for the quarter and fiscal year ended April 30, 2015.

For the three month period ended April 30, 2015, as compared to the same period of the prior fiscal year:

•	Revenues increased to $70.8 million from $67.8 million, an increase of 4.4%.
•	Total expenses decreased by approximately $39.0 million, or (44.1)%, in the three months ended April 31, 2015 compared to the three months ended April 30, 2014, from $67.8 million to $49.5 million.
•	FFO increased to $22.0 million on 137 million weighted average shares and units outstanding, from $17.6 million on 129 million weighted average shares and units outstanding ($.16 per share and unit compared to $.14 per share and unit).
•	Net Income Available to Common Shareholders was $7.9 million compared to $31.4 million of Net Loss Available to Common Shareholders in the prior fiscal year.

For the fiscal year ended April 30, 2015, as compared to the prior fiscal year:

•	Revenues increased to $283.2 million from $267.1 million, an increase of 6.0%.
•	Total expenses decreased by $31.6 million, or 13.4%, in the twelve months ended April 30, 2015 compared to the twelve months ended April 30, 2014, from $236.2 million to $204.5 million.
•	FFO increased to $86.6 million on 135 million weighted average shares and units outstanding, from $79.9 million on 127 million weighted average shares and units outstanding ($.64 per share and unit compared to $.63 per share and unit).
•	Net Income Available to Common Shareholders was $12.6 million compared to $24.7 million of Net Loss Available to Common Shareholders in the prior fiscal year.

Significant Events and Transactions during the fourth quarter of fiscal year 2015:

•	The acquisition of a 119-unit multi-family residential property in Bismarck, North Dakota, for a purchase price of $15.0 million.
•	The disposition of nine office properties, one healthcare property, one retail property and one parcel of unimproved land for sales prices totaling $48.4 million.
•	Diane K. Bryantt was promoted to Executive Vice President and Chief Operating Officer of the Company; Ted E. Holmes was promoted to Executive Vice President and Chief Financial Officer; and Mark W. Reiling was promoted to Executive Vice President and Chief Investment Officer.
•	Pamela J. Moret was appointed as a Trustee of the Company’s Board of Trustees.

IRET’s President and Chief Executive Officer, Timothy Mihalick, commented, “IRET demonstrated another quarter of consistent performance with FFO and AFFO results meeting our expectations.  We continue making progress on our development pipeline with anticipation of placing into service all current projects in the first, second, and third quarters of fiscal year 2016, with the exception of the third phase of the 71 France project, which will be completed in the first quarter of fiscal year 2017.  We are also aggressively moving ahead with the announced disposition of our office and retail portfolios and will soon be able to provide our investors with meaningful data points to illustrate the significance and benefit of these sales for the Company.  Our operating results continue to benefit from the continued lease up of our developments and we are pleased with recent trends in our same-store results, all of which continue to support our goal of providing our shareholders with a predictable cash flow to support a strong overall return.  We do believe investors have had concerns about our participation in real estate investments in markets which are affected by energy production in our Region of the country.  I want to assure our investors, we are mindful not to expose the Company to any one segment of the economy and we feel very comfortable with our real estate holdings with the true exposure to energy-related industries not material to the scope of the Company.  We continue executing our plan to rebalance the portfolio which will better predict results for our shareholders. This is an exciting time for IRET.”

[1]
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.”  In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

i

Operating Results

Net Operating Income (NOI)2 from all properties increased by $4.6 million, or 12.4%, during the three-month period ended April 30, 2015, compared to the same period one year ago. Non-same-store properties, primarily our new multi-family residential developments, provided for an increase of $2.1 million, while same-store NOI provided for $2.5 million.

NOI from all properties increased by $9.2 million, or 5.8%, during the fiscal year ended April 30, 2015, compared to the same period one year ago.  Non-same-store properties, primarily our new multi-family residential developments, provided for a $7.2 million increase, while same-store NOI provided for $2.0 million. Same-store real estate revenue increased by $2.5 million, outpacing the increase in same-store real estate expenses of $415,000.

Same-store occupancy as of April 30, 2015 compared to April 30, 2014 increased in our multi-family residential and office segments, decreased in our healthcare and retail segments and remained stable in our industrial segment. The 4.9% decrease in occupancy in our retail segment on a same-store basis was due to the expiration and nonrenewal of a lease for 37,849 square feet at Grand Forks MedPark Mall and the early termination of a lease for 22,394 square feet at St. Cloud Westgate. Occupancy represents the actual number of units or square footage leased divided by the total number of units or square footage at the end of the period.

Occupancy Levels on a Same-Store Property and All Property Basis:

	Same-Store Properties(a)		All Properties
	As of April 30,		As of April 30,
Segments	Fiscal 2015	Fiscal 2014	Fiscal 2015	Fiscal 2014
Multi-Family Residential	94.7%	93.4%	92.0%	93.0%
Office	84.8%	84.0%	83.2%	80.7%
Healthcare	95.7%	96.2%	95.8%	96.3%
Industrial	100.0%	100.0%	83.4%	87.8%
Retail	83.3%	88.2%	83.4%	87.4%

(a)	Non-same-store properties consist of the following properties (re-development and in-service development properties are listed in bold type):
Multi-Family Residential -
Arcata, Golden Valley, MN; Colonial Villa, Burnsville, MN; Commons at Southgate, Minot, ND; Cypress Court I and II, St. Cloud, MN;  Dakota Commons, Williston, ND; Homestead Garden, Rapid City, SD; Landing at Southgate, Minot, ND; Legacy Heights, Bismarck, ND; Northridge, Bismarck, ND; Pinecone Villas, Sartell, MN;  Red 20, Minneapolis, MN; Renaissance Heights, Williston, ND; River Ridge, Bismarck, ND; Silver Springs, Rapid City, SD and Southpoint, Grand Forks, ND.
Total number of units, 1,949.

	Healthcare -	Spring Creek Fruitland, Fruitland, ID. Total rentable square footage, 39,500.
	Industrial -	Roseville 3075 Long Lake Road, Roseville, MN. Total rentable square footage, 220,557.
	Retail -	Minot Southgate Wells Fargo Bank, Minot, ND. Total rentable square footage, 4,998.

Held for Sale -	Office -	Thresher Square, Minneapolis, MN. Total rentable square footage, 117,144.
	Healthcare -	Nebraska Orthopaedic Hospital, Omaha, NE. Total rentable square footage, 61,758.
Total NOI for held for sale properties for the twelve months ended April 30, 2015 and 2014, respectively, $1,945 and $1,931.

Sold -	Multi-Family Residential -	Lancaster, St. Cloud, MN.
Office -
2030 Cliff Road, Eagan, MN; Burnsville Bluffs II, Burnsville, MN; Dewey Hill Business Center, Edina, MN; Northgate I, Maple Grove, MN; Northgate II, Maple Grove, MN; Plymouth I, Plymouth, MN; Plymouth II, Plymouth, MN; Plymouth III, Plymouth, MN; Plymouth IV-V, Plymouth, MN; Southeast Tech, Eagan, MN; Whitewater Plaza, Minnetonka, MN and Wirth Corporate Center, Golden Valley, MN.

	Healthcare -	Jamestown Medical Office Building, Jamestown, ND.
	Industrial -	Eagan 2785 & 2795 Hwy 55, Eagan, MN.
	Retail -	Fargo Express Community, Fargo, ND; Kalispell Retail Center, Kalispell, MT and Weston Retail and Walgreens , Weston, WI.
Total NOI for sold properties for the twelve months ended April 30, 2015 and 2014, respectively, $3,724 and $3,904.

[2]	We measure the performance of our segments based on NOI, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
[3]	Same-store properties are properties owned or in service for the entirety of the periods being compared (except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, and properties sold or classified as held for sale), and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for office, healthcare, industrial and retail properties.

Acquisitions and Dispositions

During the fourth quarter of fiscal year 2015, the Company closed on its acquisition of a 119-unit multi-family residential property in Bismarck, North Dakota, for a purchase price of $15.0 million.

Also during the fourth quarter of fiscal year 2015, the Company sold nine office properties, one healthcare property, one retail property and one parcel of unimproved land for sales prices totaling $48.4 million.

Strategic Dispositions

At April 30, 2015, the Company had one office property and one healthcare property classified as held for sale. In January 2015, the Company announced that it is exploring a calendar year 2015 disposition of substantially all of its commercial office and retail properties, in an update to its current strategic plan, under which the Company has been directing new investments primarily toward multifamily residential and healthcare properties. The Company intends to use the proceeds from dispositions to continue portfolio deleveraging and for developing and acquiring high-quality assets in the Company’s multi-family, industrial and healthcare segments. Subsequent to the end of fiscal year 2015, the Company signed an agreement to sell 34 office properties located in 8 states for a sale price of $250.0 million and a joint venture in which the Company has a 51% interest signed an agreement to sell five office properties in Mendota Heights, Minnesota, for a sale price of $40.0 million. These pending dispositions are subject to various closing conditions and contingencies, and no assurances can be given that the transaction will be completed on the terms currently expected, or at all.

Mortgages Payable

The Company’s mortgages payable include a non-recourse $122.6 million CMBS loan, for which nine of the Company’s office properties serve as collateral and under which a special-purpose subsidiary of the Company is the borrower. This loan matures in October 2016. Because the loan amount significantly exceeds the Company’s current estimate of the fair value of this nine-property portfolio, the Company contacted the master servicer to initiate discussions on various alternatives with regard to the loan. During the first quarter of fiscal year 2015, the Company was notified that the loan has been transferred to the special servicer. On April 14, 2015, the Company received a letter from the special servicer advising that the loan was in default due to a nonpayment on April 6, 2015. The Company cannot predict the outcome of discussions with the special servicer regarding the loan.

Shareholder Equity, Distributions and Capital Structure

As of April 30, 2015, IRET had a total capitalization of $2.5 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

On April 1, 2015, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET’s 176th consecutive distribution. IRET also paid, on March 31, 2015, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.

Distribution Declared.  Subsequent to the end of the fourth quarter of fiscal year 2015, on June 2, 2015, the Company’s Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company’s common shares of beneficial interest and the limited partnership units of IRET Properties, payable July 1, 2015 to common shareholders and unitholders of record on June 15, 2015. Also on June 2, 2015, the Company’s Board of Trustees’ declared a distribution of $0.5156 per share on the Company’s Series A preferred shares of beneficial interest, payable June 30, 2015 to Series A preferred shareholders of record on June 15, 2015, and declared a distribution of $0.4968 per share on the Company’s Series B preferred shares of beneficial interest, payable June 30, 2015 to Series B preferred shareholders of record on June 15, 2015.

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Tuesday, June 30, 2015 at 9:00 A.M. Central Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-877-509-9785

International Toll Free Number: 1-412-902-4132

Canada Toll Free Number: 1-855-669-9657

A webcast and transcript of the call will be archived on the “Investor Info/ Presentations & Events/Presentations” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to cbradehoft@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 100 multi-family residential properties with 11,844 apartment units; and 53 office properties, 66 healthcare properties (including senior housing), 7 industrial properties and 23 retail properties with a total of approximately 9.6 million square feet of leasable space.  IRET common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2015 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	April 30, 2015	April 30, 2014
ASSETS
Real estate investments
Property owned	$2,098,037	$1,996,031
Less accumulated depreciation	(448,987)	(424,288)
	1,649,050	1,571,743
Development in progress	153,994	104,609
Unimproved land	25,827	22,864
Total real estate investments	1,828,871	1,699,216
Real estate held for sale	22,912	2,951
Cash and cash equivalents	48,970	47,267
Other investments	329	329
Receivable arising from straight-lining of rents, net of allowance of $718 and $796, respectively	26,211	27,096
Accounts receivable, net of allowance of $438 and $248, respectively	3,675	10,206
Real estate deposits	2,489	145
Prepaid and other assets	3,907	4,639
Intangible assets, net of accumulated amortization of $26,576 and $24,071, respectively	27,267	32,639
Tax, insurance, and other escrow	11,249	20,880
Property and equipment, net of accumulated depreciation of $1,464 and $2,041, respectively	1,542	1,681
Goodwill	1,911	1,100
Deferred charges and leasing costs, net of accumulated amortization of $21,340 and $21,068, respectively	18,504	21,072
TOTAL ASSETS	$1,997,837	$1,869,221
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$71,072	$59,105
Revolving line of credit	60,500	22,500
Mortgages payable	974,828	997,689
Construction debt and other	144,115	63,178
TOTAL LIABILITIES	1,250,515	1,142,472
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	6,368	6,203
EQUITY
Investors Real Estate Trust shareholders’ equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2015 and April 30, 2014, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at April 30, 2015 and April 30, 2014, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 124,455,624 shares issued and outstanding at April 30, 2015, and 109,019,341 shares issued and outstanding at April 30, 2014)	951,868	843,268
Accumulated distributions in excess of net income	(438,432)	(389,758)
Total Investors Real Estate Trust shareholders’ equity	652,110	592,184
Noncontrolling interests – Operating Partnership (13,999,725 units at April 30, 2015 and 21,093,445 units at April 30, 2014)	58,325	105,724
Noncontrolling interests – consolidated real estate entities	30,519	22,638
Total equity	740,954	720,546
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,997,837	$1,869,221

v

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and twelve months ended April 30, 2015 and 2014

	(in thousands, except per share data)
	Three Months Ended April 30		Twelve Months Ended April 30
	2015	2014	2015	2014
REVENUE
Real estate rentals	$59,451	$55,665	$235,852	$219,921
Tenant reimbursement	10,387	11,318	43,818	45,561
TRS senior housing revenue	921	823	3,520	1,627
TOTAL REVENUE	70,759	67,806	283,190	267,109
EXPENSES
Depreciation/amortization related to real estate investments	17,266	16,436	67,112	67,592
Utilities	5,740	6,691	20,881	21,864
Maintenance	7,533	8,439	30,924	31,158
Real estate taxes	8,362	8,567	33,945	32,982
Insurance	1,279	1,261	5,839	5,165
Property management expenses	4,771	4,578	18,502	16,961
Other property expenses	123	53	906	357
TRS senior housing expenses	754	660	2,997	1,331
Administrative expenses	2,516	2,801	11,824	10,743
Other expenses	332	502	2,010	2,132
Amortization related to non-real estate investments	867	826	3,495	3,326
Impairment of real estate investments	0	37,768	6,105	42,566
TOTAL EXPENSES	49,543	88,582	204,540	236,177
Gain on involuntary conversion	0	0	0	2,480
Operating income	21,216	(20,776)	78,650	33,412
Interest expense	(15,162)	(14,617)	(59,020)	(59,142)
Interest income	557	562	2,238	1,908
Other income	347	360	723	483
Income (loss) before gain (loss) on sale of real estate and other investments and income from discontinued operations	6,958	(34,471)	22,591	(23,339)
Gain (loss) on sale of real estate and other investments	6,904	(51)	6,093	(51)
Income (loss) from continuing operations	13,862	(34,522)	28,684	(23,390)
Income from discontinued operations	0	0	0	6,450
NET INCOME (LOSS)	13,862	(34,522)	28,684	(16,940)
Net (income) loss attributable to noncontrolling interests – Operating Partnership	(908)	6,082	(1,526)	4,676
Net income attributable to noncontrolling interests – consolidated real estate entities	(2,201)	(102)	(3,071)	(910)
Net income (loss) attributable to Investors Real Estate Trust	10,753	(28,542)	24,087	(13,174)
Dividends to preferred shareholders	(2,878)	(2,878)	(11,514)	(11,514)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$7,875	$(31,420)	$12,573	$(24,688)
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$.07	$(.29)	$.11	$(.28)
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.00	.00	.00	.05
NET INCOME (LOSS) PER COMMON SHARE – BASIC & DILUTED	$.07	$(.29)	$.11	$(.23)
DIVIDENDS PER COMMON SHARE	$.1300	$.1300	$.5200	$.5200

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and twelve months ended April 30, 2015 and 2014

	(in thousands, except per share amounts)
Three Months Ended April 30,	2015			2014
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$10,753			$(28,542)
Less dividends to preferred shareholders	(2,878)			(2,878)
Net income available to common shareholders	7,875	123,286	$0.07	(31,420)	107,992	$(0.29)
Adjustments:
Noncontrolling interest – Operating Partnership	908	14,126		(6,082)	21,252
Depreciation and amortization(1)	18,083			17,239
Impairment of real estate investments	0			37,768
Gain on depreciable property sales attributable to Investors Real Estate Trust	(4,890)			51
Funds from operations applicable to common shares and Units	$21,976	137,412	$0.16	$17,556	129,244	$0.14

	(in thousands, except per share amounts)
Twelve Months Ended April 30,	2015			2014
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income (loss) attributable to Investors Real Estate Trust	$24,087			$(13,174)
Less dividends to preferred shareholders	(11,514)			(11,514)
Net income (loss) available to common shareholders	12,573	118,004	$0.11	(24,688)	105,331	$(0.23)
Adjustments:
Noncontrolling interest – Operating Partnership	1,526	16,594		(4,676)	21,697
Depreciation and amortization(4)	70,450			71,830
Impairment of real estate investments	6,105			44,426
Gain on depreciable property sales attributable to Investors Real Estate Trust	(4,079)			(6,948)
Funds from operations applicable to common shares and Units	$86,575	134,598	$0.64	$79,944	127,028	$0.63

(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Consolidated Statements of Operations, totaling $18,133 and $17,262, less corporate-related depreciation and amortization on office equipment and other assets of $50 and $23, for the three months ended April 30, 2015 and 2014, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company’s discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $70,607 and 70,918, and depreciation/amortization from Discontinued Operations of $0 and $1,010, less corporate-related depreciation and amortization on office equipment and other assets of $157 and $98 for the twelve months ended April 30, 2015 and 2014, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and twelve months ended April 30, 2015 and 2014

	(in thousands)
Three Months Ended April 30, 2015	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Total

Real estate revenue	$30,949	$18,062	$15,909	$1,586	$3,332	$69,838
Real estate expenses	13,469	8,618	4,271	316	1,134	27,808
Net operating income	$17,480	$9,444	$11,638	$1,270	$2,198	42,030
TRS senior housing revenue						921
TRS senior housing expenses						(754)
Depreciation/amortization						(18,133)
Administrative expenses						(2,516)
Other expenses						(332)
Interest expense						(15,162)
Interest and other income						904
Income before gain on sale of real estate and other investments						6,958
Gain on sale of real estate and other investments						6,904
Net income						$13,862

	(in thousands)
Three Months Ended April 30, 2014	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Total

Real estate revenue	$26,400	$19,365	$15,917	$1,622	$3,679	$66,983
Real estate expenses	13,133	9,876	4,595	594	1,391	29,589
Net operating income	$13,267	$9,489	$11,322	$1,028	$2,288	37,394
TRS senior housing revenue						823
TRS senior housing expenses						(660)
Depreciation/amortization						(17,262)
Administrative expenses						(2,801)
Other expenses						(502)
Impairment of real estate investments						(37,768)
Interest expense						(14,617)
Interest and other income						922
Loss before loss on sale of real estate and other investments						(34,471)
Loss on sale of real estate and other investments						(51)
Net loss						$(34,522)

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and twelve months ended April 30, 2015 and 2014 (continued)

	(in thousands)
12 Months Ended April 30, 2015	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Total

Real estate revenue	$118,526	$74,978	$66,230	$6,491	$13,445	$279,670
Real estate expenses	51,172	36,491	17,176	1,536	4,622	110,997
Net operating income	$67,354	$38,487	$49,054	$4,955	$8,823	168,673
TRS senior housing revenue						3,520
TRS senior housing expenses						(2,997)
Depreciation/amortization						(70,607)
Administrative expenses						(11,824)
Other expenses						(2,010)
Impairment of real estate investments						(6,105)
Interest expense						(59,020)
Interest and other income						2,961
Income before gain on sale of real estate and other investments						22,591
Gain on sale of real estate and other investments						6,093
Net income						$28,684

	(in thousands)
12 Months Ended April 30, 2014	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Total

Real estate revenue	$102,059	$77,440	$65,258	$6,894	$13,831	$265,482
Real estate expenses	46,138	38,190	17,127	2,043	4,989	108,487
Gain on involuntary conversion	2,480	0	0	0	0	2,480
Net operating income	$58,401	$39,250	$48,131	$4,851	$8,842	159,475
TRS senior housing revenue						1,627
TRS senior housing expenses						(1,331)
Depreciation/amortization						(70,918)
Administrative expenses						(10,743)
Other expenses						(2,132)
Impairment of real estate investments						(42,566)
Interest expense						(59,142)
Interest and other income						2,391
Loss before loss on sale of real estate and other investments and income from discontinued operations						(23,339)
Loss on sale of real estate and other investments						(51)
Loss from continuing operations						(23,390)
Income from discontinued operations						6,450
Net loss						$(16,940)